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On March 21, 2013, a new link was added to the website http://www.supportstillwater.com/ and a transcript of the applicable portion of the linked video is set forth below.

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Date Title

03/20/13 Q2 KTVQ News Segment

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Transcript:

Voiceover: The Stillwater Mining Company responds today urging shareholders to reject a hostile takeover bid.

Jay Kohn: Good evening and thanks for joining us tonight, I’m Jay Kohn.

Janelle Slade: And I’m Janelle Slade. As a New York hedge fund attempts to pull off a hostile takeover of the Stillwater Mining Company, top company officials fight back.

Jay Kohn: Last month, the Clinton Group hedge fund - solicited the help of former Montana Governor Brian Schweitzer when it called for a new board of directors for the company, one that would include Schweitzer. The investor group also wants Stillwater CEO Frank McAllister to step aside, and is pushing for the company to focus more on expanding its platinum and palladium mining here in Montana.

Janelle Slade: Now, today, Stillwater officials urged their shareholders to resist the Clinton Group’s take over efforts - saying the hostile bid could hurt the company’s growth at a critical time. CEO Frank McAllister told us - criticism of the company is unfounded.

Frank McAllister [on the phone]: Governor Schweitzer was a great governor; I had no falling out with Governor Schweitzer. I’m just, simply at this point in time we need to make sure that this company, Stillwater, can remain the very aggressive company that it is for Montana. It’s very good for Montana at this point in time, we’ve got one of the biggest payrolls in the state and it will stay that way. I’ve got to say we’re going to actually add more people to the payroll even this year. By the end of this year we’ll have raised our workforce in Montana over the last three years by 30%.

Jay Kohn: In a letter sent to its shareholders today, the company’s board of directors credits McAllister with actually reviving the company from the verge of extinction, this after palladium prices collapsed back in 2001 and 2003.

Janelle Slade: Plus, McAllister points out – the Clinton Group has limited experience investing in mining companies - and he urges shareholders to stay the course and keep the present board of directors in place. A decision on the company’s future leadership will likely come at the May 2nd annual shareholders meeting.

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